UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.
PHOENIX TECHNOLOGIES LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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On November 5, 2010, Phoenix Technologies Ltd., a Delaware corporation (“Phoenix”), reconvened a special meeting of its stockholders (the “Special Meeting”) originally convened on October 25, 2010. The special meeting was called to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 17, 2010, by and among the Company, Pharaoh Acquisition LLC (formerly known as Pharaoh Acquisition Corp. and referred to herein as “Parent”) and Pharaoh Merger Sub Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), each an affiliate of Marlin Equity Partners, and solely for purposes of providing a guarantee of the obligations of the Parent and Merger Sub, Marlin Equity II, L.P. (“Marlin II”) and Marlin Equity III, L.P. (“Marlin III”), as amended on October 21, 2010 (the “Merger Agreement”), pursuant to which each share of the Company’s common stock outstanding at the effective time of the merger will be converted into the right to receive $4.05 in cash, and the Company will become a wholly-owned subsidiary of Parent and indirect subsidiary of Marlin III.
As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2010, Phoenix entered into an Amendment to the Merger Agreement, dated November 3, 2010 (the “Amendment”), pursuant to which the Merger Consideration (as defined in the Merger Agreement) was increased to $4.20 per share. The other terms of the Amendment are summarized in such Form 8-K filing.
Phoenix plans to file a supplemental proxy statement on Schedule 14A with the Commission summarizing the terms of the Amendment on or about November 9, 2010. The supplemental proxy statement will be mailed to all stockholders entitled to vote at the Special Meeting beginning on November 9, 2010.
In order to give stockholders sufficient time to consider the Merger Agreement, as amended on November 3, 2010, and the proposed merger transaction, the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote voted to adjourn the meeting until Friday, November 19, 2010, at 10:00 a.m., local time, at 915 Murphy Ranch Road, Milpitas, California 95035.
Only stockholders of record as of the close of business on September 15, 2010, are entitled to vote at the Special Meeting. The record date for the adjourned Special Meeting remains September 15, 2010. As of September 15, 2010, 35,248,805 shares of common stock of Phoenix were outstanding and entitled to vote at the Special Meeting.
At the Special Meeting, 20,784,866 shares of common stock of Phoenix were represented in person or by proxy and entitled to vote. The votes with respect to the proposal to adjourn until November 19, 2010 are set forth below.
FOR: 19,787,424
AGAINST: 978,924
ABSTAIN: 18,518
BROKER NON-VOTES: n/a
As also previously disclosed, on October 31, 2010, Gores Capital Partners III, L.P. and its affiliates submitted a definitive offer and revised proposal (the “Gores Proposal”) to Phoenix to acquire all of the outstanding securities of Phoenix for cash consideration of $4.20 share and, on November 1, 2010, the board of directors of Phoenix (the “Board”) determined that such proposal constituted a Superior Proposal (as such term is defined in the Merger Agreement).
On November 2, 2010, pursuant to the terms of the Merger Agreement, Marlin submitted a matching proposal in the form of the Amendment to increase the Merger Consideration to $4.20 per share and modify other terms in the Merger Agreement. On November 3, 2010, the Board determined, after consulting with its financial and legal advisors, that in light of the matching proposal submitted by Marlin, the Gores Proposal no longer constituted a Superior Proposal and that it was in the best interest of the stockholders of Phoenix to enter into the Amendment.
On November 5, 2010, representatives of Gores communicated to Phoenix that Gores does not intend to submit any further proposals to acquire the outstanding securities of Phoenix.
Additional Information and Where to Find It
In connection with the proposed transaction and the special meeting of Phoenix stockholders to approve the transaction, Phoenix has filed a definitive proxy statement with the Securities and Exchange Commission on September 22, 2010 and a supplement to the definitive proxy statement on October 26, 2010 and will file one or more supplements to the definitive proxy statement (as supplemented, the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed by Phoenix at the Securities and Exchange Commission’s website at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from Phoenix by directing such request to Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Phoenix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Certain information regarding the interests of such directors and executive officers is included in the Phoenix Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 30, 2009, and information concerning all of the Phoenix participants in the solicitation are included in the Proxy Statement. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Forward-Looking Statements
This document contains certain forward-looking statements about Phoenix that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could affect the timing and results of stockholder approval of the Marlin merger agreement and the closing of the merger contemplated under the Marlin merger agreement; the outcome of any legal proceedings that have or may be instituted against the Company; the risk that the proposed transaction disrupts current plans and operations; and other risks that are set forth in the “Risk Factors” and other sections of Phoenix’s filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the merger are beyond Phoenix’s ability to control or predict. Phoenix undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Phoenix Announces End of Bidding by The Gores Group
MILPITAS, Calif., Nov. 8, 2010 — Phoenix Technologies Ltd. (Nasdaq: PTEC), the global leader in core systems software (CSS), today announced The Gores Group has indicated it does not intend to submit any further proposals to acquire the outstanding securities of Phoenix.
On October 31, 2010, Gores had submitted a definitive proposal to acquire the outstanding shares of Phoenix common stock for $4.20 per share in cash. Marlin Equity Partners promptly matched Gores’ proposal with an amendment to the definitive merger agreement previously entered into by Phoenix and affiliates of Marlin on August 17, 2010, and will now acquire all outstanding securities of Phoenix for $4.20 per share in cash, or approximately $152 million in total consideration.
The transaction with Marlin is subject to customary closing conditions, including the approval of Phoenix’s stockholders. The stockholder meeting to approve the merger is scheduled to be held on November 19, 2010.
About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — Phoenix SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 200 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore Tiano, Embedded BIOS and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
Forward-Looking Statements
This press release contains certain forward-looking statements about Phoenix that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could affect the timing and results of stockholder approval of the Marlin merger agreement and the closing of the merger contemplated under the Marlin merger agreement; the outcome of any legal proceedings that have or may be instituted against the Company; the risk that the proposed transaction disrupts current plans and operations; and other risks that are set forth in the “Risk Factors” and other sections of Phoenix’s filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the merger are beyond Phoenix’s ability to control or predict. Phoenix undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
In connection with the proposed transaction and the special meeting of Phoenix stockholders to approve the transaction, Phoenix has filed a definitive proxy statement with the Securities and Exchange Commission on September 22, 2010 and a supplement to the definitive proxy statement on October 26, 2010 and will file one or more supplements to the definitive proxy statement (as supplemented, the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed by Phoenix at the Securities and Exchange Commission’s website at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from Phoenix by directing such request to Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Phoenix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Certain information regarding the interests of such directors and executive officers is included in the Phoenix Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 30, 2009, and information concerning all of the Phoenix participants in the solicitation are included in the Proxy Statement. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Contacts:
Phoenix Technologies Ltd.
Robert Andersen
Chief Financial Officer
Tel: 408-570-1000